QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to incorporation by reference in Registration Statement Nos. 33-64805, 333-38458, 333-46310 and 333-46312 on Form S-8 of our audit report dated January 10, 2003, relating to the combined balance sheets of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of September 30, 2002 and December 30, 2001 and the related statements of income and retained earnings and cash flows for the period ended September 30, 2002, which report appears in Lone Star Technologies, Inc.'s Form 8-K/A dated January 28, 2003.

        We hereby consent to incorporation by reference in Registration Statement Nos. 33-64805, 333-38458, 333-46310 and 333-46312 on Form S-8 of our audit report dated March 12, 2002, except for Note G, for which the date is November 21, 2002, relating to the combined balance sheets of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of December 30, 2001 and December 31, 2000 and the related statements of income and retained earnings (operating deficit) and cash flows for the fifty-two week periods ended December 30, 2001, December 31, 2000, and January 2, 2000, which report appears in Lone Star Technologies, Inc.'s Form 8-K/A dated January 28, 2003.

/s/ LaPORTE, SEHRT, ROMIG & HAND
A Professional Accounting Corporation
Metairie, LA
June 24, 2003

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS